SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): January 10, 2002

                                  JACLYN, INC.
                                  ------------
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                    1-5863                  22-1432053
          --------                    ------                  ----------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                      Identification No.)


               635 59th Street
           West New York, New Jersey                            07093
           --------------------------                           -----
      (Address of Principal Executive Offices)                (Zip Code)


(Registrant's telephone number, including area code):   (201) 868-9400


                                 Not Applicable
                                 --------------

          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

         On January 10, 2002, Jaclyn, Inc. (the "Registrant") acquired from Mark Nitzberg (the "Seller") all of the issued and outstanding stock of Max N. Nitzberg, Inc., a Pennsylvania corporation (the "Holding Company"), Topsville, Inc., a Florida corporation ("Topsville") and a wholly-owned subsidiary of the Holding Company, and Josell Global Sourcing Ltd., a Hong Kong corporation and a wholly-owned subsidiary of Topsville. ("Josell"). The Holding Company, Topsville and Josell are hereinafter referred to as the "Acquired Companies".

         Topsville is a New York City based manufacturer and distributor of private label infants' and children's clothing. Josell is a sourcing company for Topsville. The assets of the Acquired Companies include, among other things, finished goods inventory, work-in-process, piece goods, customer orders, trade names, office leases in New York City and Hong Kong, an office/warehouse facility in Florida, and office equipment, furniture and fixtures, all of which the Registrant intends to continue to use in the operations of Topsville and Josell. At closing, the liabilities of Topsville were primarily comprised of ordinary course of business trade accounts payable and accrued expenses totaling approximately $900,000.

         The aggregate purchase price for the acquisition was $3,245,702, of which $1,745,702 was paid at the closing of the transaction and the remainder of which will be paid during the fifteen-month period after closing. The purchase price, which was determined through arm's length negotiation, is subject to adjustment upon the occurrence of certain events. The Registrant used its existing line of credit from Fleet National Bank, the Registrant's bank lender, to pay the purchase price at closing and for the funding of certain debt of Topsville, described below.

         Contemporaneously with the closing of the transaction, the Registrant also funded certain of Topsville's outstanding obligations, totaling $4,411,749.07, to Topsville's factor (the "Factor"). In connection with such funding, the Factor assigned to the Registrant, among other things, certain accounts receivable of Topsville (which the Registrant believes will be sufficient to cover the funding of such obligations, as well as any interest carrying charges), and the Factor's rights under its factoring and certain related agreements with Topsville.

         Pursuant to a consulting agreement (the "Consulting Agreement") entered into between the Registrant and a company controlled by the Seller (the "Consultant"), the Consultant is required, for a thirty-month period ending June 30, 2004, to provide consulting services to the Registrant relating, among other things, to the conduct of Topsville's business. The Seller, which the Registrant anticipates will continue direction of the day-to-day operations of Topsville, is required to provide the consulting services on behalf of the Consultant. Under the consulting agreement, the Consultant is entitled to receive base compensation of $33,854.17 per month during the term of the Consulting Agreement, plus contingent bonus payments of up to 4% of net sales of Topsville if certain levels of net sales are achieved at prescribed gross margin levels.

The Seller was also granted an option to purchase an aggregate of 120,000 shares of the Registrant's common stock, vesting over a two-year period after closing, at an exercise price of $2.10 per share.

         The foregoing description is qualified by reference to the actual terms of the Purchase and Sale Agreement, the Consulting Agreement and the Payment and Indemnification Agreement, copies of which are filed as Exhibits 2.1, 2.2 and
2.3 hereto, and which are incorporated by reference herein and made a part hereof.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

(a) Financial Statements of Business Acquired: The Registrant intends to file the financial statements required by this item no later than 60 days after the date hereof.

(b) Pro Forma Financial Information: The Registrant intends to file the pro forma financial information required to be filed by this item no later than 60 days after the date hereof.

(c)      Exhibits.
         --------

         Exhibit No.         Description
         -----------         -----------

            2.1 Purchase and Sale Agreement dated January 10, 2002 between Mark Nitzberg and the Registrant.

            2.2 Consulting Agreement dated January 10, 2002 between Natoosh, LLC, Mark Nitzberg and the Registrant.

            2.3 Payment and Indemnification Agreement dated January 10, 2002 by and among Capital Factors, Inc., Topsville, Inc., Mark Nitzberg and the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 24, 2002                   JACLYN, INC.


                                            By: /s/ ROBERT CHESTNOV
                                                --------------------------------
                                                Robert Chestnov,
                                                President and Chief Executive
                                                Officer

                                  EXHIBIT INDEX
                                  -------------

         Exhibit No.         Description
         -----------         -----------

            2.1 Purchase and Sale Agreement dated January 10, 2002 between Mark Nitzberg and the Registrant.

            2.2 Consulting Agreement dated January 10, 2002 between Natoosh, LLC, Mark Nitzberg and the Registrant.

            2.3 Payment and Indemnification Agreement dated January 10, 2002 by and among Capital Factors, Inc., Topsville, Inc., Mark Nitzberg and the Registrant.